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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Oglethorpe Power Corporation for the registration of debt securities and to the incorporation by reference therein of our report dated March 28, 2016, with respect to the consolidated financial statements of Oglethorpe Power Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP

Atlanta, Georgia
January 27, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm